UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2015

_______________________________

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

_______________________________

WV     000-50567     20-0034461

(State or Other Jurisdiction  (Commission(I.R.S. Employer

     of Incorporation)    File Number)Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777

(Address of Principal Executive Offices) (Zip Code)

304-363-4800

(Registrant’s telephone number, including area code)

N/A/

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2015, and effective January 1, 2016, the Board of Directors (“Board”) of MVB Financial Corp. (“MVB” or “the Company”) has appointed new named executive officers for the 2016 calendar year.  Also, on November 27, 2015, the Company issued offer letters and employment agreements to continue employment with certain title changes, effective January 1, 2016, as well as notices of non-renewal of existing employment agreements to certain current named executive officers, as part of a general change to employment arrangements.

Specifically, the following employees were elected to be named executive officers for 2016: Larry F. Mazza, as Chief Executive Officer and President; Donald T. Robinson, as Executive Vice President and Chief Financial Officer; and, Patrick R. Esposito II, as Senior Vice President, Chief Legal and Risk Officer.

In addition, new offer letters, new employment agreements, and notices of non-renewal of existing employment agreements were provided to the following current named executive officers on November 27, 2015: Donald T. Robinson; Patrick R. Esposito II; Bret S. Price; and, Robert J. Bardusch.

Information for the named executive officers, effective January 1, 2016, and changes to compensatory arrangements follows.

Mazza, 55, who also serves on the MVB Board, remains MVB Chief Executive Officer and President and the employment agreement for Mazza remains unchanged from the previous filing.  Mazza joined MVB in 2005 and became Chief Executive Officer on January 1, 2009.  Mazza is a member of the West Virginia Board of Banking and Financial Institutions, part of the West Virginia's banking regulatory and oversight agency.  Prior to joining MVB to lead its geographic expansion and growth, Mr. Mazza was Senior Vice President & Retail Banking Manager for BB&T Bank's #1 ranked retail region, West Virginia North, consisting of 33 financial centers with $2 billion in assets and more than 300 employees. Mazza was employed by BB&T and its predecessors from 1986 to 2005.  Previously, Mazza was President of Empire National Bank at the age of 29.  He later served as Regional President of One Valley Bank, a state-wide financial institution. Also, a Certified Public Accountant, Mazza graduated from West Virginia University in Business Administration, after which he joined Peat Marwick, which later became KPMG.  Since 2007, Mazza has served as a Board member for PDC Energy, Inc., (“PDC”), a NASDAQ-listed company which is an independent oil and gas exploration and production company.  Presently, Mazza serves as Chair of PDC's Nominating & Governance Committee.  Mazza also serves on PDC's Audit Committee and Compensation Committee.

Robinson, 40, effective January 1, 2016, will become MVB Executive Vice President and Chief Financial Officer.  Robinson previously served as Executive Vice President & Chief Operating Officer of MVB.  As MVB Chief Financial Officer, Robinson will succeed MVB Chief Financial Officer, Bret S. Price, who, effective January 1, 2016, will transition to a role as MVB Corporate Treasurer to oversee MVB Bank’s growing financial modeling operations.  Robinson, who is a Certified Public Accountant (“CPA”) brings 19 years of accounting, banking and financial services experiences to MVB, including past service in large public accounting firms, management roles for publicly traded companies, and as a mergers and acquisitions advisor.  Prior to joining MVB, Robinson served as: a community market president and state commercial lending leader for Huntington Bancshares, Inc. and Executive Vice President and Chief Accounting officer for Linn Energy, Inc., a publicly traded oil and gas company, among other roles.

Robinson was provided with a new written employment agreement (“Robinson Employment Agreement”) and offer letter (“Robinson Offer Letter”), effective January 1, 2016, on November 27, 2015, entered into the Robinson Employment Agreement and Robinson Offer Letter, as of December 1, 2015.  Robinson’s employment is at-will with an annual initial salary of $350,000 per year and is subject to future adjustment.  Robinson continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group health insurance, group dental and vision insurance, health savings account, flexible spending, other cafeteria benefit, short-term disability, long-term disability, 401(k) salary deferral matching, group life insurance, vacation purchase, and expense reimbursement programs.  In addition, Robinson continues to be eligible to participate in the MVB annual

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executive performance incentive plan.  Robinson continues to be subject to MVB standard employee handbook policies.  Robinson’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or, at the election of Robinson, terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment - of six months until April 17, 2016 and one year beginning on April 18, 2016 - of the then current annual base salary, provided that a release of claims is executed.  Robinson’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.

In addition, Esposito, 41, remains as Senior Vice President, Chief Legal and Risk Officer.  In this role, Esposito will continue to focus on legal, regulatory compliance, corporate governance, risk management, vendor management, and strategic planning activities for MVB and MVB subsidiaries. In addition, since the previous filings, Esposito has been assigned certain audit advisory management and physical security management responsibilities.  Esposito delivers MVB with over 15 years of experience in executive management and legal roles in heavily-regulated industries and earlier experiences in government and private legal practice.  Prior to joining MVB, Esposito was engaged in job-creating entrepreneurial endeavors, shepherding two companies from start-up to acquisition by global market-leading businesses.  Esposito served as a Director, Business Development at Intergraph Corporation, a leading provider of smart solutions for emergency response, utilities, transportation, and other global challenges (now Hexagon Safety & Infrastructure) , which acquired Augusta Systems, Inc., a sensor networking software and services company that Esposito co-founded and for which he worked in executive management and legal capacities, including roles as General Counsel, Chief Operating Officer, and, prior to the acquisition by Intergraph as President and Chief Executive Officer.  Esposito was a founder of and served as a member of the board of directors of Resilient Technologies, LLC, an airless tire company, from its organization in February 2005 until its acquisition by Polaris Industries, Inc., a recognized leader in the powersports industry.  In addition, Esposito served as deputy general counsel for former West Virginia Governor Bob Wise and worked as an associate attorney at a Mid-Atlantic law firm.  Esposito is licensed to practice law in the District of Columbia, Pennsylvania and West Virginia.  Esposito graduated from the Georgetown University Law Center with a juris doctor degree.  In addition, he earned a masters of studies degree in modern history from the University of Oxford (University College).  In addition, he earned two bachelors of arts degrees, cum laude, from West Virginia University in economics, political science, history and international studies.

As noted, Esposito was provided with a new written employment agreement (“Esposito Employment Agreement”) and offer letter (“Esposito Offer Letter”), effective January 1, 2016, on November 27, 2015, entered into the Esposito Employment Agreement and Esposito Offer Letter, as of December 1, 2015.  Esposito’s employment is at-will with an annual initial salary of $240,000 per year and is subject to future adjustment.  Esposito continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group health insurance, group dental and vision insurance, health savings account, flexible spending, other cafeteria benefit, short-term disability, long-term disability, 401(k) salary deferral matching, group life insurance, vacation purchase, and expense reimbursement programs.  In addition, Esposito continues to be eligible to participate in the MVB annual executive performance incentive plan.  Esposito continues to be subject to MVB standard employee handbook policies.  Esposito’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or, at the election of Esposito, terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment - of six months until March 10, 2018 and one year beginning on March 11, 2018 - of the then current annual base salary, provided that a release of claims is executed.  Esposito’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.

A copy of the Robinson Employment Agreement and Robinson Offer Letter, provided on November 27, 2015 and executed on December 1, 2015 are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.   A copy of the Esposito Employment Agreement and Esposito Offer Letter, provided on November 27, 2015 and executed on December 1, 2015 are furnished as Exhibit 99.3 and Exhibit 99.4 to this report.

Also, a copy of a press release related to this Form 8-K filing and other personnel matters is furnished as Exhibit 99.5 to this report.

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Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.

99.1Employment Agreement for Donald T. Robinson, provided on November 27, 2015 and executed on December 1, 2015

99.2Offer Letter for Donald T. Robinson, provided on November 27, 2015 and executed on December 1, 2015

99.3Employment Agreement for Patrick R. Esposito II, provided on November 27, 2015 and executed on December 1, 2015

99.4Offer Letter for Patrick R. Esposito II, provided on November 27, 2015 and executed on December 1, 2015

99.5Copy of Press Release, dated December 3, 2015

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

December 3, 2015MVB Financial Corp.

By:  /s/ Larry F. Mazza

       Larry F. Mazza

       President & Chief Executive Officer

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Exhibit Index

Exhibit No.Description

99.1Employment Agreement for Donald T. Robinson, provided on November 27, 2015 and executed on December 1, 2015

99.2Offer Letter for Donald T. Robinson, provided on November 27, 2015 and executed on December 1, 2015

99.3Employment Agreement for Patrick R. Esposito II, provided on November 27, 2015 and executed on December 1, 2015

99.4Offer Letter for Patrick R. Esposito II, provided on November 27, 2015 and executed on December 1, 2015

99.5Copy of Press Release, dated December 3, 2015

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